Exhibit 99.1

The Real Good Food Company Receives Nasdaq Notice Regarding Potential Delisting

Cherry Hill, NJ, September 18, 2024 – The Real Good Food Company, Inc. (Nasdaq: RGF) (“Real Good Foods” or the “Company”), a leading health and wellness frozen and refrigerated foods company, announced that on September 12, 2024, it received a notification from The Nasdaq Stock Market LLC (“Nasdaq”) informing the Company that Nasdaq has initiated a process that could result in the delisting of the Company’s securities from Nasdaq due to the Company’s failure to comply with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”), which requires listed companies to file in a timely manner all required periodic financial reports with the Securities and Exchange Commission (the “SEC”). The Nasdaq Staff has determined that the Company would not be able to become fully current with regards to the Company’s late filings by October 14, 2024 (the maximum extent of the Staff’s discretion under the Listing Rules), and as a result, the Staff determined to initiate the delisting process. Accordingly, the Company intends to timely request a hearing before an independent Hearings Panel (the “Panel”). The hearing request will automatically stay any suspension or delisting action through October 4, 2024. Concurrent with the hearing request, the Company intends to seek, subject to the Panel’s discretion, an extended stay of suspension or delisting through the pendency of the hearing and the expiration of any additional extension period granted by the Panel following the hearing. Pursuant to the Nasdaq Listing Rules, the maximum amount of time that can be granted by the Panel runs through April 11, 2025.

Despite the efforts described above, there can be no assurance that the Company will ultimately regain compliance with all applicable requirements for continued listing or that the Panel will grant the Company a further extension.

About Real Good Food Company

Real Good Foods (Nasdaq: RGF) is a leading health and wellness frozen and refrigerated foods company, providing a better way to enjoy your favorite foods. The Company’s mission is to provide “Real Food You Feel Good About Eating”, making delicious, nutritious foods that are low in sugar, low in carbohydrates and high in protein. The Real Good Foods family of products includes breakfast, lunch, dinner, and snacks – available in over 16,000 stores nationwide with additional direct-to-consumer options.

To learn more, please visit our website at realgoodfoods.com or join us on social media @realgoodfoods – where we maintain some of the largest followings in the frozen food industry today.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding the timing of the filing of Company’s late periodic reports and amendments to prior periodic reports, the Company’s plan to request a hearing to appeal its delisting determination by Nasdaq, and the Company’s plan to request various extension periods to regain compliance with the Listing Rule. The Company has attempted to identify forward-looking statements by using words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” or “would,” and similar expressions or the negative of these expressions.

Forward-looking statements represent management’s current expectations and predictions about trends affecting the Company’s business and industry and are based on information available as of the time such statements are made. Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, it cannot guarantee their accuracy or completeness. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause its actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause its actual results to materially differ from those expressed or implied by these forward-looking statements, including the risk of further delays in the filing of the Company’s late periodic reports and restated financial statements in amendments to prior periodic reports, the discovery of additional information regarding the error identified in the Company’s previously issued consolidated financial statements, the scope of the anticipated restatement of previously issued financial statements as a result of the error, the remediation by management and the Company’s independent registered public accounting firm of the identified material weaknesses in internal control over financial reporting, the Panel’s determination following the Company’s appeal of its delisting decision, the Panel’s decision whether or not to grant the Company various extension periods following the submission of a hearing request to regain compliance with the Listing Rule, the Company’s ability to regain compliance with the Listing Rule and other continued listing standards and other risk factors described in the section entitled “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2022 and other documents filed with or furnished to the SEC by the Company from time to time. These forward-looking statements speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this press release.

Investor Relations Contact

The Real Good Food Company

3 Executive Campus, Suite 155

Cherry Hill, NJ 08002

ir@realgoodfoods.com